Exhibit 99.1

Cypress Enters into Joint Venture with SK hynix system ic for NAND Flash Business Sharpens Cypress’ Focus on Cypress 3.0 October 25, 2018

Cautionary Note Regarding Forward-Looking Statements This presentation contains statements that are not historical in nature, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: the future financial and operational performance of the joint venture; the effective date of the implementation and launch of the joint venture; statements about the joint venture's operations; the ability of the joint venture to supply customers with a continued and stable supply of products and robust technical support; expected gross margins from NAND Flash; the stability of our revenue base going forward; and the financial impact of the joint venture including its effect on our long-term revenue growth rate, long-term gross margins, and long-term cash flow. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this presentation. Our actual results (and the results of the joint venture) may differ materially due to a variety of risks and uncertainties, including, but not limited to: the uncertainty of regulatory review; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; the ability of the joint venture to compete effectively; the volatility in supply and demand conditions for semiconductor products, including but not limited to, the impact of seasonality on supply and demand; the ability of the joint venture to develop, introduce and sell new products and technologies; potential problems relating to manufacturing activities; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. We assume no responsibility to update any such forward-looking statements. Our target model describes long-term financial objectives Cypress hopes to achieve over several years and is inherently speculative and uncertain. Cypress’ long-term objectives are subject to business, economic, competitive, industry, regulatory, market, and financial uncertainties, many of which are beyond Cypress’ control. We cannot assure you that the estimates and assumptions made in preparing the long-term objectives will prove accurate; and our target model might not be achieved. Safe Harbor Statement

CASHFLOW Focus on shareholder value via growth in revenue, gross margin and earnings growth Focus on high growth markets: Automotive, Industrial and IoT GROWTH Invest and innovate in differentiated and proprietary solutions MARGIN Cypress 3.0 Strategy Vision Embedded systems enable solutions that sense, connect, learn and respond to make life easier, save time and energy, and provide a better user experience

Transaction Rationale Reduces Cypress’ exposure to a highly commoditized product line that has traditionally been highly volatile with low gross margin Converts a two year take-or-pay wafer purchase agreement into a five year JV that will generate much greater cumulative cash to Cypress via ongoing dividends Delivers our customers a long term roadmap and robust technical support; JV run by Hynix, a NAND leader best positioned to lead in this market Creates a “Win - Win” outcome for customers and Cypress alike Continuing to Execute on Cypress 3.0 Strategy

MPD Q3’18 Revenue Composition CY MPD With NAND CY MPD Without NAND By Segment Increases exposure to stable and predictable Automotive and Industrial markets to 68% Maintains focus on Enterprise for 4.5G and 5G deployment 94% stable revenue base Enterprise 26% Industrial 35% Automotive 33% Consumer 6% Enterprise 27% Industrial 32% Automotive 29% Consumer 12%

Transaction Details OVERVIEW Cypress is entering into a joint venture (“JV”) with SK hynix system ic, for NAND Flash business The JV entity will be a subsidiary of SK hynix system ic; Cypress will own 40% of the JV JV is expected to be completed in the first quarter of 2019, subject to regulatory and other customary closing conditions Back-end services for the JV will be provided by Cypress LTM NAND Flash revenues of $186M FINANCIAL IMPACT Improves Cash Flow to Cypress: Current Buy/Sale wafer agreement is estimated to provide approximately $80M projected cashflow over two years. This proposed transaction is projected to provide greater than $150M over a five year period Eliminates future negative gross margin pressures: NAND Flash GM expected to decline to 20-30% range over the next two years* The NAND business will be excluded from Cypress’ non-GAAP results and accounted for under the equity method in GAAP results Cypress will transfer approximately $3M annual operating expenses to the JV, including 15 employees * On a non-GAAP basis. A forward looking reconciliation to gross margin for NAND Flash on a GAAP basis over the next two years if the business remained with Cypress, has not been provided because the reconciling items – including amortization of intangibles and stock-based compensation expense attributable to NAND flash – are not available without unreasonable effort. Certain factors that are materially significant to our ability to estimate these items are out of our control and/or cannot be reasonably predicted.

Continuing to Execute on Cypress 3.0 Strategy CASHFLOW Extends approximately $80M projected cash flow over two years to greater than $150M over five years Accretive to Cypress’ long term revenue growth rate Sharpens focus on differentiated solutions for Auto, Industrial and IoT GROWTH Accretive to long-term gross margins as we execute to our 50% GM model Approximately 50% of the NAND business is in the commodity-oriented consumer market MARGIN